                                                                  Exhibit 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John J. Dolan and David R. Tomb, Jr., and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                                     TITLE                                 DATE

/s/ Joseph E. O'Dell                President and Chief Executive
-----------------------------       Officer / Director                    September 26, 2003
Joseph E. O'Dell


/s/ John J. Dolan                   Executive Vice President and
-----------------------------       Chief Financial Officer               September 26, 2003
John J. Dolan


/s/ E. James Trimarchi              Chairman of the Board                 September 26, 2003
-----------------------------
E. James Trimarchi


/s/ David S. Dahlmann               Director                              September 30, 2003
-----------------------------
David S. Dahlmann


/s/ James W. Newill                 Director                              September 30, 2003
-----------------------------
James W. Newill


/s/ John A. Robertshaw, Jr.         Director                              September 30, 2003
-----------------------------
John A. Robertshaw, Jr.


/s/ Laurie Stern Singer             Director                              September 30, 2003
-----------------------------
Laurie Stern Singer


/s/ Alan R. Fairman                 Director                              September 26, 2003
-----------------------------
Alan R. Fairman


/s/ Ray T. Charley                  Director                              September 26, 2003
-----------------------------
Ray T. Charley


SIGNATURE                                     TITLE                                 DATE

/s/ Edward T. Cote                  Director                              September 26, 2003
-----------------------------
Edward T.  Cote


/s/ Johnston A. Glass               Director                              September 26, 2003
-----------------------------
Johnston A. Glass


/s/ Dale P. Latimer                 Director                              September 30, 2003
-----------------------------
Dale P. Latimer


/s/ David R. Tomb, Jr.              Director                              September 26, 2003
-----------------------------
David R. Tomb, Jr.
